Kerrisdale Mining Corporation
Floor 8, Xueyuan Tower
No. 1 Zhichun Road
Beijing, People's Republic of China 100083

To the Board of Directors of Kerrisdale Mining Corporation:

Please deem this as notice of my resignation as director of Kerrisdale Mining Corporation (the "Company"), to take effect on the expiration of the ten (10) calendar day period ("Ten Day Period") following the date of the delivery of the Schedule 14f-1 Information Statement to the Company's stockholders as required under that certain Share Exchange Agreement entered into by and between the Company, Renovation Investment (Hong Kong) Co., Limited ("Renovation") and the shareholders of Renovation.

In connection with my resignation, I hereby represent that as of the date of this letter and as of the "Closing Date", as such term is defined in the Share Exchange Agreement described above, I have no claim against the Company for any outstanding remuneration or fees of whatever nature. I also hereby represent that I will have no claim against the Company for any outstanding remuneration or fees of whatever nature at the expiration of the Ten Day Period.

Dated: September 17, 2009

Huoqi Chen

Kerrisdale Mining Corporation
Floor 8, Xueyuan Tower
No. 1 Zhichun Road
Beijing, People's Republic of China, 100083

To the Board of Directors of Kerrisdale Mining Corporation:

Please deem this as notice of my resignation as the sole executive officer to all of the offices I currently hold with Kerrisdale Mining Corporation (the "Company"). My resignation shall be effective as of the "Closing Date", as such term is defined in and as required under that certain Share Exchange Agreement entered into by and between the Company, Renovation Investment (Hong Kong) Co., Limited ("Renovation") and the shareholders of Renovation.

In connection with my resignation, I hereby represent that as of the date of this letter, I have no claim against the Company for any outstanding remuneration or fees of whatever nature. I also hereby represent that I will have no claim against the Company for any outstanding remuneration or fees of whatever nature on the Closing Date.

Dated: September 17, 2009

Huoqi Chen